As filed with the Securities and Exchange Commission on June 30, 2011
Registration Statement No. 333-150011
Registration Statement No. 333-76826
Registration Statement No. 333-61412
Registration Statement No. 333-49004
Registration Statement No. 333-68161
Registration Statement No. 333-64139
Registration Statement No. 333-62983
Registration Statement No. 333-62517
Registration Statement No. 333-07457
Registration Statement No. 33-02818
Registration Statement No. 33-88302
Registration Statement No. 33-80454
Registration Statement No.  33-76526

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-150011

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-76826

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-61412

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-49004

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-68161

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-64139

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-62983

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-62517

POST-EFFECTIVE AMENDMENT NO. 3 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-07457

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 33-02818

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 33-88302

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 33-80454

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 33-76526

Under
The Securities Act of 1933
_____________________

RURAL/METRO CORPORATION
(Exact name of registrant as specified in its charter)
_____________________
Delaware	86-0746929
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
9221 East Via de Ventura Scottsdale, AZ 85258 (480) 606-3886
(Address of principal executive offices)
_____________________

Rural/Metro Corporation 2008 Incentive Stock Plan

Rural/Metro Corporation Employee Stock Purchase Plan

Rural/Metro Corporation 2000 Non-Qualified Stock Option Plan

Rural/Metro Corporation Stock Grant Agreements

Rural/Metro Corporation 1992 Stock Option Plan

Rural/Metro Corporation Retirement Savings Value Plan 401(k)

Rural/Metro Corporation 1993 Stock Option Plan

(Full title of the plan)
_____________________
Christopher E. Kevane General Counsel 9221 East Via de Ventura Scottsdale, Arizona 84258 (480) 606-3886
(Name, address, and telephone number, including area code, of agent for service) _____________________

Copies to:

Scott A. Arenare Managing Director and General Counsel c/o Warburg Pincus LLC 450 Lexington Avenue New York, NY 10017 (212) 878-0600	Robert P. Davis David Leinwand Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, NY 10006 (212) 225-2000
_____________________

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities being offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments relate to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) of Rural/Metro Corporation, a Delaware corporation (“Rural/Metro” or the “Registrant”):

1. Registration Statement No. 333-150011, pertaining to the registration of shares of common stock, par value $0.01 per share, of the Company (“Common Stock”) under the Rural/Metro Corporation 2008 Incentive Stock Plan, previously filed with the Securities and Exchange Commission (“SEC”) on April 1, 2008;

2. Registration Statement No. 333-76826, pertaining to the registration of shares of Common Stock, under the Rural/Metro Corporation Employee Stock Purchase Plan, previously filed with the SEC on January 16, 2002;

3. Registration Statement No. 333-61412, pertaining to the registration of shares of Common Stock under the Rural/Metro Corporation Employee Stock Purchase Plan, previously filed with the SEC on May 22, 2001;

4. Registration Statement No. 333-49004, pertaining to the registration of shares of Common Stock under the Rural/Metro Corporation 2000 Non-Qualified Stock Option Plan, previously filed with the SEC on October 31, 2000;

5. Registration Statement No. 333-68161, pertaining to the registration of shares of Common Stock under the Rural/Metro Corporation Stock Grant Agreements, previously filed with the SEC on December 1, 1998;

6. Registration Statement No. 333-64139, pertaining to the registration of shares of Common Stock under the Rural/Metro Corporation 1992 Stock Option Plan previously filed with the SEC on September 23, 1998;

7. Registration Statement No. 333-62983, pertaining to the registration of shares of Common Stock under the Rural/Metro Corporation Employee Stock Purchase Plan, previously filed with the SEC on September 4, 1998;

8. Registration Statement No. 333-62517, pertaining to the registration of shares of Common Stock under the Rural/Metro Corporation Retirement Savings Value Plan 401(k), previously filed with the SEC on August 31, 1998;

9. Registration Statement No. 33-07457, pertaining to the registration of shares of Common Stock under the Rural/Metro Corporation Stock Grant Agreements, previously filed with the SEC on July 2, 1996, as amended on July 9, 1996 and November 10, 1997;

10. Registration Statement No. 33-02818, pertaining to the registration of shares of Common Stock under the Rural/Metro Corporation 1992 Stock Option Plan, previously filed with the SEC on March 17, 1996;

11. Registration Statement No. 33-88302, pertaining to the registration of shares of Common Stock under the Rural/Metro Corporation 1992 Stock Option Plan, previously filed with the SEC on January 9, 1995;

12. Registration Statement No. 33-80454, pertaining to the registration of shares of Common Stock under the Rural/Metro Corporation Employee Stock Purchase Plan, previously filed with the SEC on July 17, 1994; and

13. Registration Statement No. 33-76526, pertaining to the registration of shares of Common Stock under the Rural/Metro Corporation 1989 Stock Option Plan, 1992 Stock Option Plan, previously filed with the SEC on March 16, 1994.

Such Post-Effective Amendments are being filed to deregister all of the shares of Common Stock previously registered under the above Registration Statements on Form S-8 and remaining available thereunder.

On March 28, 2011, Rural/Metro, WP Rocket Holdings Inc. (f/k/a WP Rocket Holdings LLC), a Delaware corporation (“Parent”), and WP Rocket Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and a wholly owned subsidiary of Parent, entered into an Agreement and Plan of Merger (the “Merger Agreement”).  On June 30, 2011, pursuant to the Merger Agreement, and upon the terms and conditions thereof, Merger Sub was merged with and into Rural/Metro, with Rural/Metro surviving the merger as a wholly owned subsidiary of Parent.  In connection therewith, each share of Rural/Metro’s Common Stock, other than any shares owned by Rural/Metro as treasury stock, any shares owned by any subsidiary of Parent, and any shares owned by Parent, Merger Sub or any other direct or indirect wholly-owned subsidiary of Parent, was converted into the right to receive $17.25 in cash, without interest thereon and less any required withholding taxes.

Accordingly, Rural/Metro has terminated all offerings of its securities pursuant to its existing registration statements, including the Registration Statements. In accordance with undertakings made by Rural/Metro in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statements that remain unsold at the termination of the offerings, Rural/Metro hereby removes from registration any securities registered and unsold under the Registration Statements, if any.

As no securities are being registered herein, the sole purpose of this filing being to terminate and deregister, the disclosure requirements for exhibits under Regulation S-K Item 601 are inapplicable to this filing.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing an amendment on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on this 30th day of June, 2011.

RURAL/METRO CORPORATION

By:	/s/ Michael DiMino
Name:	Michael P. DiMino
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of the Company hereby severally constitutes and appoints Michael P. DiMino and Kristine B. Ponczak, and each of them, as the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities (unless revoked in writing) to sign these Post-Effective Amendments to the Registration Statements on Form S-3 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as the undersigned might and could do in person hereby ratifying and confirming all that said attorney-in-fact and agent or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, these Post-Effective Amendments have been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Michael P. DiMino	President, Chief Executive Officer and Director	June 30, 2011
Michael P. DiMino /s/ Kristine B. Ponczak	(Principal Executive Officer) Senior Vice President and Chief Financial Officer	June 30, 2011
Kristine B. Ponczak /s/ Donna Berlinski	(Principal Financial Officer) Vice President and Corporate Controller	June 30, 2011
Donna Berlinski /s/ Christopher S. Shackelton	(Principal Accounting Officer) Chairman of the Board of Directors	June 30, 2011
Christopher S. Shackelton /s/ Conrad A. Conrad	Director	June 30, 2011
Conrad A. Conrad /s/ Eugene I. Davis	Director	June 30, 2011
Eugene I. Davis /s/ Earl P. Holland	Director	June 30, 2011
Earl P. Holland /s/ Henry G. Walker	Director	June 30, 2011
Henry G. Walker